Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Autolus Therapeutics plc

(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	–	–	–	–	–	–	–	–

Carry Forward Securities

Carry Forward Securities	Equity	American Depositary Shares (ADSs)	415(a)(6)	21,250,917 (1)		$89,785,124.33 (1)			Form F-3	333-264304	April 28, 2022	$8,323.08

Carry Forward Securities	Equity	American Depositary Shares (ADSs)	415(a)(6)	33,333,333 (2)		$208,999,997.91 (1)			Form S-3	333-278320	March 28, 2024	$30,848.40

	Total Offering Amounts					$298,785,122.24		–

	Total Fees Previously Paid							$39,171.48 (1)(2)

	Total Fee Offsets							–

	Net Fee Due							–

(1)

Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement consists of (i) 17,985,611 unsold ADSs held by BXLS V – Autobahn L.P., and (ii) up to an aggregate of 3,265,306 unsold ADSs that are issuable upon the exercise of outstanding warrants to purchase ADSs held by BXLS V – Autobahn L.P., collectively, the Unsold Blackstone Securities. The Unsold Blackstone Securities had been previously registered pursuant to the registration statement on Form F-3 (File No. 333-264304) initially filed on April 15, 2022, and declared effective on April 28, 2022, or the 2022 Registration Statement. In connection with the registration of the Unsold Blackstone Securities on the 2022 Registration Statement, the registrant paid registration fees of $8,323.08 (based on the filing fee rate in effect at the time of the filing of the 2022 Registration Statement). The filing fee associated with the offering of the Unsold Blackstone Securities is hereby carried forward to be applied to the Unsold Blackstone Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Blackstone Securities in connection with the filing of this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Blackstone Securities pursuant to the 2022 Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Blackstone Securities from the 2022 Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6), the offering of securities under the 2022 Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

(2)

Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement consists of 33,333,333 unsold ADSs held by BioNTech SE, or, the Unsold BioNTech Securities. The Unsold BioNTech Securities had been previously registered pursuant to the registration statement on Form S-3 (File No. 333-278320) initially filed and declared effective on March 28, 2024, or, the 2024 Registration Statement. In connection with the registration of the Unsold BioNTech Securities on the 2024 Registration Statement, the registrant paid registration fees of (based on the filing fee rate in effect at the time of the filing of the 2024 Registration Statement). The filing fee associated with the offering of the Unsold BioNTech Securities is hereby carried forward to be applied to the Unsold BioNTech Securities registered hereunder, and no additional filing fee is due with respect to the Unsold BioNTech Securities in connection with the filing of this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold BioNTech Securities pursuant to the 2024 Registration Statements, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold BioNTech Securities from the 2024 Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6), the offering of securities under the 2024 Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.